Exhibit 32.1

STATEMENT OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of Millennium Bankshares Corporation (the “Company”) for the period ended September 30, 2006, we, Carroll C. Markley, Principal Executive Officer of the Company, and Dale G. Phelps, Principal Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a) such Form 10-Q for the period ended September 30, 2006, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-Q for the period ended September 30, 2006, fairly presents, in all material respects, the consolidated financial condition and results of Millennium Bankshares Corporation and its subsidiaries as of, and for, the periods presented in such Form 10-Q.

Date: November 10, 2006	/s/ Carroll C. Markley
Carroll C. Markley
Principal Executive Officer

/s/ Dale G. Phelps
Dale G. Phelps
Principal Financial Officer

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